Exhibit 10.18

Loan Contract

Party A: Heilongjiang Zhenglong Mortgage Co., Ltd.

Legal Representative: Guo Qiang

Address: No.8 Jianhang Street, Dong Feng New Village, Salto District, Daqing City

Tel: 6042553

Fax:

Postal Code:

E-mail:

Party B (Pawnor): Heilongjiang TYALS Co., Ltd.

Legal Representative: Wang Yuhu

ID No.:23012497406087013

Address: No.108 Shangyou Street, Daoli District, Harbin City

Tel: 13089005755     04594300866     13936795727

Fax:

Postal Code:

E-mail:

In accordance with Regulations on Pawn, Contract Law, Property Law and relevant state laws and regulations, Party B is willing to mortgage its own real estate as security to borrow money from Party A. For the purpose of further defining the rights and obligations relationship between both parties, this Contract is concluded upon mutual agreement of both parties and for their mutual observance.

Article I This Contract is a contract for mortgage and pawn of real estate. The pawn receipt No. hereunder is 23060107469.

Article II Amount and Term of the Pawn

1.	The pawn amount is RMB one million and three hundred thousand yuan.
2.	The pawn term shall commence on September 22, 2009 and end on December 31, 2010.

Article III Pawn Interest Rate and Combination Rate

1.	Monthly interest rate is %,
2.	Monthly combination rate is 1.5%

Article IV Payments of Pawn Interest and Combination Rate

1.	The combination rate shall be withheld when the loan is granted; the loan interest shall be paid at the time of redemption or renewal of the pawn.
2.	If the term of the loan is less than 15 days (including 15 days), the term shall be deemed to be 15 days, the combination rate is 2%, and the loan interest is exempted, if the term is more than 15 days but less than one month, the term shall be deemed to be one month; the part more than one month but less than a full month shall be deemed to be a full month.

Article V Mortgaged property and Value Appraisement

1. The real estate is the real property of a corporation, with a building area of 2730 m2, is located in No.1 Yangguang Avenue, Development Zone (High Tech Zone C1-35). Housing Title Deed number Qing Housing Title Deed Development Zone No. NA047103; Land Title Deed number Daqing State-owned (03) No. 2648; the Business License for Enterprise as a Legal Person is registered under number 230600100009454.

2. Upon agreement of both parties or appraisement of real estate appraisal agency, the appraisal value of the mortgaged property is RMB 1,800,000 yuan.

3. The housing and the land occupied by the housing shall be mortgaged together. The mortgage rights shall be effective on the accession things, accession rights, subrogation, fixture, mixture, processed goods and fruits of the mortgaged property.

Article VI Scope, Term and Limitation of the Mortgage Security

1. The scope of the mortgage security shall include: loan principal, loan interest, combination rate, liquidated damage, indemnification for loss, all costs for realization of creditor’s right and costs relevant to litigation, attorney fee (to be charged according to 5% of the amount in dispute). Where the amount is stipulated herein, such stipulation shall prevail; where there is no stipulation about the amount, such amount shall be subject to invoice issued by relevant unit.

2. The term of the mortgage shall be within 6 months after the expiration date of the time period for performance of the debt (including renewed pawn).

The registered period will commence on March 24, 2008 and end on March 24, 2010. Where Party B redeems the mortgaged property on time, Party A shall deal with formalities of release of mortgage within 10 days after redemption of the mortgaged property; where the debtor fails to satisfy the principal contract debt when the term of the mortgage is expired, the mortgage enjoyed by Party A shall remain unchanged, and Party A may deal with registration of change of mortgage according to the letter of authorization and based on the circumstances of performance of debt.

3. Limitation of the mortgage: the limitation for realizing of the mortgage shall be within 2 years after the expiration date of the time period for performance of the debt (including renewed pawn). During the mortgage period, the mortgage shall coexist with the debt under the principal contract, when the debt under the principal contract is fully satisfied, the mortgage shall be released.

Article VII Registration of Mortgage

1. Within 5 days after this Contract is signed, Party A and Party B shall deal with real estate mortgage registration in registration agency according to jurisdiction of registration.

2. If the materials provided by Party B is incomplete and thus affects the registration, Party B shall complete the materials within 2 days, if therefore the registration fails, this Contract shall not come into force.

3. If the “amount of debt secured” filled in relevant registration forms as required by mortgage registration agency is inconsistent with this Contract, then this Contract shall prevail.

Article VIII Occupation and Safekeeping of the Mortgaged property

1. During mortgage, the mortgaged property shall be occupied and used by Party B.

2. Party B is obligated to keep the mortgaged property, Party B is not entitled to change the use of the mortgaged property without consent of Party A, if the mortgaged property is damaged, Party B shall repair it in time and restore it to the original state.

3. If the value of the mortgaged property is decreased, Party B shall additionally provide Party A with mortgaged property with value equal to that of the decreased part within 10 days after occurrence of the circumstance that the value of the mortgaged property is decreased, and deal with mortgage registration. Otherwise, Party A is entitled to terminate this Contract on Pawn and claim the loan and interest payable as provided herein.

Article IX Lease and Conveyance of the Mortgaged property

1. During the term of mortgage, Party B really needs to lease out the mortgaged property, Party B shall gain prior written consent from Party A and notify the tenant of the fact of pawn, and the lease term shall not exceed the term of the pawn, and Party B shall provide Party A with the lease contract for record. Meanwhile, the lease contract concluded with the tenant shall include the following: when Party A forecloses the mortgage because of failure of Party B to perform this Contract, the tenant shall move away from the housing within 10 days from the date Party A gives notice, the lease contract shall be provided to Party A for record, and the contract provided to Party A for record shall be identical in content to that content put on record on real estate trading center, and Party B shall not change the content of the contract, including extension of the lease term and otherwise being used by other person, all result thus caused shall be jointly assumed by Party B, tenant and user.

2. Where Party B mortgages the housing that has been leased out, if the lease term exceeds the term of pawn, and the tenant agrees to unconditionally move away when Party A forecloses the mortgage, Party A agrees to accept the pawn.

3. Without written consent of Party A, the mortgaged property can not be conveyed, sold, used for payment of debt or otherwise disposed by Party B. Where Party A gives Party B written permission to conveys or sell the mortgaged property, Party B shall use the money so acquired for redemption of the mortgaged property and both parties cancel this Contract on Pawn.

Article X Delay in Redemption, Pawn Renewal and Dead Pawn

1. It constitutes delay in redemption if the Pawnor redeems the pawn after expiration of the term of the pawn or renewed pawn. In case of delay in redemption, in addition to repayment of loan principal and interest, the Pawnor shall daily pay liquidated damage equal to 0.5% of the loan according to the days of delay.

2. Renewal of the pawn: where Party B requests to renew the pawn and Party A agrees, and then a Certificate of Renewal of Pawn is required to be signed. Renewal of pawn shall be proposed within 5 days after expiration of the term of loan. The terms and conditions agreed herein shall remain in effect. If it is required to deal with mortgage registration of real estate, Party B shall deal with relevant registration formalities as requested by Party A.

3. Dead Pawn: it shall constitute dead pawn if the Pawnor fails to redeem the pawn or renew the pawn within 5 days after expiration of the term of pawn or renewed pawn.

Party A and Party B agree: after dead pawn or failure by Party B to satisfy all the debt, Party A is entitled to foreclose the mortgage, and has discretion to dispose of the mortgaged property in any of the following methods:

(1) Find a buyer, Party B may also find the buyer, Party A is entitled to determine the selling price and sell the mortgaged property. The mortgaged property to be sold in the first time shall not be lower than 80% of the value appraised herein, if there is no buyer, and then the mortgaged property may be sold in lower price, the time of selling and the range of price cut is to be determined by Party A.

(2) to be sold in public auction by a auction house chosen by Party A, the selling price in the first time shall not be lower than 80% of the value appraised herein, if no one bids, then the mortgaged property may be auctioned in lower price. If no one bids after two auctions, the mortgaged property shall be owned by Party A. Party A may deal with registration of change of title in accordance with letter of authorization. If the value of the mortgaged property is not enough for satisfaction of all the debt owed to Party A, Party A is entitled to further claim the remaining debt against Party B.

(3) Party A requests court for auction or selling of the mortgaged property or request court for coercive execution.

(4) The authorization to dispose of the mortgaged property authorized to Party A by Party B is irrevocable. In accordance with such authorization, Party A may deal with registration of mortgaged property, conveyance and other formalities on behalf of Party B.

(5) The income gained from disposal of the mortgaged property shall be directly used for payment of all the debt owed to Party A, and the remaining sum is to be returned to Party B, the part not enough shall be further paid by Party B.

Article XI Promise of Party B

1. Party B warrants that it has lawful title to and right to dispose of the mortgaged property. When this Contract and pawn receipt are signed, the mortgaged property exists neither mortgage for third party, credit, trusteeship, sequestration, attachment and litigation etc, nor exists dispute of title in any form or other cloud on title.

2. Party B does not conceal actual status of the mortgaged property and does not provide false documentation.

3. Party B agrees to issue a letter of authorization and authorizes Party A with full powers to deal with issues concerning disposition of the mortgaged property on behalf of Party B.

Article XII Termination of Mortgage

1. Where Party B pays all the debts, the mortgage contract is terminated. Both parties jointly (or Party A be entrusted) deal(s) with cancellation of registration of mortgage within 10 days after the date the contract is terminated.

2. Foreclosure of Mortgage in Advance

Both Party A and Party B agrees: where any of the following circumstances occurs to Party B, Party A is entitled to recall the loan principal and interest in advance, and foreclose mortgage in the form of dead pawn.

(1) Party B conceals the facts about origin, dispute of title of the mortgaged property and provides false documentation, and loses the ability to fulfill the contract;

(2) There occurs bankruptcy of the enterprise, demolishment or relocation of the mortgaged property or other event, which may cause damage or partial damage of the mortgaged property;

(3) Party B loses its second residence, or the mortgaged property decreases in value;

Article XIII Foreclosure of Mortgage

1. Where Party B fails to fulfill the debt or fails to fulfill all the debt within 5 days after termination of the term of pawn or renewed pawn, Party A is entitled to foreclose mortgage and dispose of the mortgaged property.

2. In accordance with the letter of authorization, Party A may directly sell or auction the mortgaged property, or request people’s government with jurisdiction for coercive execution.

3. Where it is necessary to dispose of the mortgaged property for payment of debt, Party A will contact Party B according to the methods specified in the Contract, and if Party A is unable to contact Party B within 3 days, or Party B fails to go to the place designated by Party A within 3 days after receipt of notice from Party A to cooperate with Party A in disposing the mortgaged property, Party B agrees of its free will that Party A enters into the mortgaged house by any means (including Party A itself unlocks, replaces the locks, dismantles or replaces the doors of the mortgaged property and so on), empties the house, and the expenses shall be assumed by Party B. During emptying the house, any damage to or loss of any property if any in the house shall be assumed by Party B of its free will, and be irrelevant with Party A.

Article XIV Contract Conclusion and Effectiveness

1. This contract shall come into force after this Contract is signed and sealed by both Party A and Party B and the mortgage registration is duly dealt with.

2. If the Pawnor is a juridical entity, this Contract signed by its legal representative is effective, if there is any flaw (such as without being known or consented by general meeting of stockholders or by board of directors), the judicial entity as guarantor or its legal representative are willing to assume all the liabilities for breach of contract and liabilities for damages, which is irrelevant to Party A.

3. If Party B as a business corporation separates, mergers or changes name, shares and legal representative, this Contract shall remain effective, and the rights and obligations defined herein shall be enjoyed and assumed by the business corporation after change.

Article XV Notification Clause

1. Any notice hereunder shall be given to the other party according to the address, fax, telephone, mobile phone, e-mail or other contact information first above set forth.

2. If the above contact information of any party changes, such party shall timely give notice to the other party, the address will be effective after receipt of acknowledgement.

3. Any notice or correspondence sent to the above address shall be deemed to be duly served on the following date.

(1) By mail, the 5th day after the registered mail is sent;

(2) By fax, when acknowledgement of the other party is received;

(3) If delivery by hand, on the date the addressee signs after receipt, any working personnel of the addressee or his relative shall have right to sign after receipt.

(4) If by email, the second day after the email is successfully sent;

(5) Sent by mobile phone SMS, the second day after the mobile phone SMS is successfully sent.

4. If the contact information of any party first above set forth is changed and no notice is given to the other party, notice sent according to the address, fax, telephone, mobile phone, e-mail or other contact information first above set forth shall be deemed to be duly served. The addressee shall not deny the above notice for failure to receive the notice because of change of address.

Article XVI Liabilities for Breach of Contract

Any of the following circumstances shall constitute breach of contract:

1. Where Party B provides Party A with false business license, common seal, articles of association, resolution of shareholders’ meeting, certificate of identity of shareholders and guarantors, title deed of the mortgaged property, proof of debt and relevant materials, or signs by false impersonation, Party B is willing to pay Party A liquidated damages equal to double loan principal, and assume all the results thus caused (including corresponding legal liabilities).

2. The certificate and materials of the mortgaged property shall be kept by Party A and be returned all together when Party B redeems the mortgaged property. If there is any missing or damage because of inappropriate safekeeping, Party A is responsible for making good.

3. If Party A has brought a lawsuit, Party B fails to pay the loan principal, rate and interest according to the time period defined in the legal instrument, and then Party B shall pay overdue loan rate and interest in double amount from the payment date defined in the legal instrument until all the debt is paid off.

4. If the amount of pawn and date for granting loan set forth in this Contract are inconsistent with the pawn receipt, then the record in the pawn receipt shall prevail. Negotiation documents as integral part herein shall be equally authentic to this Contract.

Article XVII Other Issues Agreed by both Parties

Article XVIII Dispute Resolution

If any dispute arises between both parties during performance of this Contract on Pawn, such dispute shall firstly be resolved by amicable consultation, and if consultation fails, the parties may bring a lawsuit with people’s court where Party A is situated or request for coercive execution.

Article XIX Reminder

Party B has read all the clauses herein, and Party A has given relevant explanation on the clauses herein as required by Party B, Party B has known the meaning of all clauses herein and their corresponding legal results, and has completely and accurately understood them..

This Contract is made in triplicate, Party A and Party B shall each hold one copy, and the registration agency shall hold one copy.

Party A:	Party B:
Heilongjiang Zhenglong Mortgage Co., Ltd.	Heilongjiang TYALS Co., Ltd.
Legal Representative:	Legal Representative:
Authorized Agent:	Authorized Agent:
(Signature / seal)	(Signature / seal)

Dated:	Place: